Exhibit 99.2

MANUFACTURING TECHNOLOGY, INC.

Financial Statements and

Supplemental Information

December 31, 2004 and 2003

MANUFACTURING TECHNOLOGY, INC.

Financial Statements and

Supplemental Information

December 31, 2004 and 2003

Board of Directors

Manufacturing Technology, Inc.

Fort Walton Beach, Florida

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying balance sheets of Manufacturing Technology, Inc. (an S corporation) as of December 31, 2004, and 2003, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manufacturing Technology, Inc. as of December 31, 2004, and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

March 9, 2005

Manufacturing Technology, Inc.

BALANCE SHEETS

December 31, 2004 and 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash	$156,524	$139,502
Contracts receivable	8,945,634	5,525,093
Costs and estimated earnings in excess of billings on uncompleted contracts	6,354,693	5,450,399
Inventory	891,911	951,124
Due from related parties	147,355	650,822
Notes receivable	—	86,814
Other current assets	242,412	138,475

Total current assets	16,738,529	12,942,229

PROPERTY AND EQUIPMENT, NET	2,690,102	1,564,176

OTHER ASSETS
Intangibles	2,088,740	629,885

TOTAL ASSETS	$21,517,371	$15,136,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	$3,779,381	$3,150,025
Line of credit	4,578,641	722,742
Current portion of long-term debt	81,233	14,995
Current maturities of capital lease obligations	45,656	43,397
Billings in excess of costs and estimated earnings on uncompleted contracts	925,051	16,582

Total current liabilities	9,409,962	3,947,741

LONG-TERM LIABILITIES
Long-term debt, net of current portion	84,943	17,899
Capital lease obligations, net of current portion	167,733	213,155

Total long-term liabilities	252,676	231,054

Total liabilities	9,662,638	4,178,795

SHAREHOLDERS’ EQUITY
Common stock, $1 par value, 10,000 shares authorized, 5,000 shares issued and outstanding	5,000	5,000
Additional paid-in capital	1,591,616	1,591,616
Retained earnings	10,258,117	9,360,879

Total shareholders’ equity	11,854,733	10,957,495

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,517,371	$15,136,290

The accompanying notes are an integral

part of these financial statements.

Manufacturing Technology, Inc.

STATEMENTS OF INCOME AND RETAINED EARNINGS

Years Ended December 31, 2004 and 2003

	2004	2003
CONTRACT REVENUES	$48,469,252	$42,979,427
Cost of revenues earned	38,858,553	32,791,880

GROSS PROFIT	9,610,699	10,187,547
Operating expenses	5,330,845	5,253,267

INCOME FROM OPERATIONS	4,279,854	4,934,280

OTHER INCOME AND (EXPENSES)
Interest income	4,256	4,052
Interest expense	(161,527)	(92,046)
Gain (loss) on disposal of fixed assets	(2,191)	683
Gain (loss) on Muskogee Metal Works joint venture	8,302	20,597
Miscellaneous income	17,308	2,938

Total other income and (expenses)	(133,852)	(63,776)

NET INCOME	4,146,002	4,870,504
RETAINED EARNINGS – BEGINNING OF YEAR	9,360,879	6,875,054
Distributions	(3,248,764)	(2,384,679)

RETAINED EARNINGS – END OF YEAR	$10,258,117	$9,360,879

The accompanying notes are an integral

part of these financial statements.

Manufacturing Technology, Inc.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2004 and 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,146,002	$4,870,504
Adjustments to reconcile net income (loss) to net cash flows from operating activities Depreciation	448,363	216,508
Allowance for bad debt	—	47,734
Gain (loss) on disposal of fixed assets	2,191	(683)
Gain (loss) on Muskogee Metal Works joint venture	(8,302)	(20,597)
Changes in assets and liabilities
(Increase) decrease in
Contracts receivable	(3,652,319)	446,826
Costs and estimated earnings in excess of billings on uncompleted contracts	(672,516)	473,968
Inventory	59,213	(548,859)
Due from related party	503,467	280,101
Other current assets	(95,635)	(11,483)
Increase (decrease) in
Accounts payable and accruals	629,356	(25,629)
Billings in excess of costs and estimated earnings on uncompleted contracts	908,469	(153,509)

Net cash flows from operating activities	2,268,289	5,574,881

CASH FLOWS FROM INVESTING ACTIVITIES
Repayments on notes receivable	—	125,630
Fixed asset acquisitions	(1,643,946)	(426,619)
Proceeds from sale of fixed assets	67,466	2,002
Development of internal and external use software	(1,645,681)	(619,149)
Goodwill	—	(10,735)

Net cash flows from investing activities	(3,222,161)	(928,871)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	47,452,776	36,389,862
Principal payments on line of credit	(43,596,877)	(38,559,107)
Proceeds from long-term debt	204,056	—
Principal payments on long-term debt	(70,774)	(96,255)
Principal repayments on capital lease obligation	(43,163)	(29,199)
Distributions	(2,975,124)	(2,384,679)

Net cash flows from financing activities	970,894	(4,679,378)

NET CHANGE IN CASH AND CASH EQUIVALENTS	17,022	(33,368)
CASH AT BEGINNING OF YEAR	139,502	172,870

CASH AT END OF YEAR	$156,524	$139,502

SUPPLEMENTAL DISCLOSURES
Interest paid	$161,527	$92,046

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
FINANCING ACTIVITIES
Equipment acquired under capital lease obligation	$—	$217,750

Noncash shareholder distributions	$273,640	$—

The accompanying notes are an integral

part of these financial statements.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Business Activity

Manufacturing Technology, Inc. (the Company) provides engineering and technical services in the area of defense electronic support and communications systems. The Company specializes in the design, development, and manufacture of electronic components and systems, as well as obsolescence management and engineering services. The Company’s contracts are primarily fixed price, time and materials, and cost plus fixed-fee contracts with the United States Department of Defense (DOD).

The Company is headquartered in Fort Walton Beach, Florida. The Company has contracts and employees in Alabama, Arizona, California, Florida, Georgia, Maryland, Michigan, Oklahoma, Utah, and Wisconsin.

B.	Revenue and Cost Recognition

The principal source of revenue for the Company is derived from contracts with United States government contractors and the United States Department of Defense (DOD).

Revenues under cost-reimbursement and time and materials contracts in all divisions are recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs.

The estimated revenues of performance under government fixed price contracts in progress in all divisions are recognized under the percentage of completion method of accounting, measured by the percentage of costs incurred to date to total estimated costs.

Contract costs include all materials, freight, direct labor, subcontracting, and other direct costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, fringe benefits, repairs, and depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Because of inherent uncertainties in estimated costs, it is at least reasonably possible that the estimates used will change within the near term.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B.	Revenue and Cost Recognition (Continued)

The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

C.	Contract Receivables

Contract receivables are recorded when invoices are issued and are presented on the balance sheet net of the allowance for doubtful accounts. Billings are considered past due when the balance of the receivable is outstanding for a period longer than that stipulated by the underlying contract. Contract receivables are written off when deemed to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the defense industry, and the financial stability of its customers. The Company believes no allowance for doubtful accounts is necessary at December 31, 2004, and 2003.

D.	Inventory

Inventories are stated at the lower of weighted average cost or market, determined by the “first-in, first-out” (FIFO) method. Inventories are reviewed periodically and items considered to be slow moving, in excess and/or obsolete are written down to their estimated realizable value.

E.	Property and Equipment

The Company’s policy is to capitalize property and equipment acquired at a cost greater than $1,500. Depreciation is provided using the straight line method over the estimated useful lives of the assets, which range from 3 to 39.5 years.

F.	Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, cash and cash equivalents include all cash deposited in banks and certificates of deposit with original maturities of three months or less.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

G.	Intangible Assets

Software Costs

The Company capitalizes certain computer software costs incurred in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.” Also, the Company capitalizes certain costs of computer software developed or obtained for internal use in accordance with Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Once technological feasibility has been established, software development costs are captured in the Company’s job costing system under specific projects related to the development effort.

Costs related to software developed for external use will be amortized using the straight-line method beginning when the products are available for general release to customers. Amortization of the costs of software used in delivery of the Company’s services is charged to cost of the revenue as incurred. Costs related to internal use software will be amortized over three to seven years.

Goodwill

Goodwill is the excess of the purchase price of companies acquired over the fair value of their net assets at the respective dates of acquisition.

H.	Research and Development Costs

Research and development costs (excluding software development) are expensed as incurred. Research and development costs incurred during December 31, 2004, totaled approximately $58,630 and are included in operating expenses.

I.	Income taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their respective shares of the Company’s taxable income.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

J.	Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

NOTE 2 - CONTRACTS RECEIVABLE

Contracts receivable at December 31, 2004, and 2003, primarily consist of amounts due to the Company for work performed on contracts for the U.S. Department of Defense (DOD). The DOD was the Company’s major customer during the years ended December 31, 2004, and 2003.

Contracts receivable consist of the following:

	2004	2003
BILLED
Manufacturing and engineering	$4,550,880	$1,808,241
Technical services	4,332,229	3,606,507

	8,883,109	5,414,748

UNBILLED
Technical services-Retainage	57,412	110,345
Other	5,113	—

	$8,945,634	$5,525,093

The balances billed but not paid by customers pursuant to contract retainage provisions will be due upon completion of the contract and acceptance by the customer. The Company expects collection of these amounts within one year.

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and billings on uncompleted contracts as of December 31, 2004, and 2003, are summarized as follows:

	2004	2003
Costs incurred on uncompleted contracts	$33,808,857	$21,170,249
Estimated earnings	8,752,948	4,607,313

	42,561,805	25,777,562
Billings to date	(37,132,163)	(20,343,745)

	$5,429,642	$5,433,817

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS (CONTINUED)

The following related to uncompleted contracts, is included in the accompanying balance sheet under these captions:

	2004	2003
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	$6,354,693	$5,450,399
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(925,051)	(16,582)

	$5,429,642	$5,433,817

NOTE 4 - INVENTORY

Inventory of the Company at December 31, 2004, and 2003, consists of the following components:

	2004	2003
Raw materials and stock	$623,016	$598,224
Work in progress	138,379	91,061
Finished goods	130,516	261,839

	$891,911	$951,124

Raw Materials

Raw materials inventory consists of various product parts, hardware and other raw materials in the manufacturing and engineering advanced projects divisions.

Work In Progress

Work in progress inventory consists primarily of production costs related to an activity monitor used in the medical field being manufactured by the manufacturing division with a value of $77,529 and $91,061 at December 31, 2004, and 2003, respectively, and certain other test equipment being manufactured by the engineering advanced projects division with a value of $60,850 at December 31, 2004.

Finished Goods

Finished goods inventory consists of finished product of the activity monitors manufactured by the manufacturing division with a value of $44,599 and $261,839 at December 31, 2004, and 2003, respectively, and certain other test equipment manufactured by the engineering advanced projects division with a value of $85,917 at December 31, 2004.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2004, and 2003:

	2004	2003
Software under development for internal use	$211,951	$104,778
Software under development for external use	1,866,054	514,372
Goodwill	10,735	10,735

	$2,088,740	$629,885

Software for Internal Use

Software under development for internal use as of December 31, 2004, and 2003, consists of a project that allows for web based application of the Company’s obsolescence product management database. The Company expects to complete the project during 2005. The software will be amortized over its estimated useful life.

Software for External Use

Software under development for external application consists of three projects. The first project is the process of updating a commercial product used in medical studies to expand its capabilities. These software development costs were distributed to the shareholders of the Company during the year ended December 31, 2004, as described in Note 15. The capitalized costs related to this software was $0 and $119,588 at December 31, 2004, and 2003, respectively.

The second project is to populate the Company’s obsolescence product management database with non-electronic parts. The Company expects to complete the project in 2005. The costs associated with the projects will be amortized on a straight-line basis once the products are available for sale. The capitalized costs related to this software was $313,726 and $28,774 at December 31, 2004, and 2003, respectively.

The third project is to develop software to operate test sets manufactured by the Company that provide an enhanced alternative to test sets no longer in production. The Company expects to complete this project in 2005. The costs associated with the project will be amortized over the expected number of production units to be manufactured by the Company. The capitalized costs related to this software was $1,552,328 and $366,010 at December 31, 2004, and 2003, respectively.

Goodwill

The other component of intangible assets at December 31, 2004, and 2003, consists of goodwill of $10,735 related to the March 2003 acquisition all the outstanding stock of Intercontinental Research Corporation by the Company. The acquisition was accounted for under the purchase method of accounting; accordingly. In accordance with FAS 142, the goodwill associated with the ICRC acquisition is not amortized.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 6 - NOTES RECEIVABLE

The Company had issued two notes receivable to entities with whom the Company conducts business. The outstanding balance on the notes receivable at December 31, 2003, was $132,589, net of a reserve for uncollectible allowance of $45,775. The notes were due on demand. The Company distributed the remaining $86,814 note receivable to the shareholders during 2004.

NOTE 7- PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004, and 2003, is summarized as follows:

	2004	2003
Building/leasehold improvement	$831,249	$500,916
Construction in progress	—	47,666
Furniture and fixtures	806,315	502,488
Machinery and equipment	1,950,987	1,663,461
Vehicles	377,348	336,192
Computer equipment/software	1,174,553	566,733

	5,140,452	3,617,456
Less accumulated depreciation	(2,450,350)	(2,053,280)

Property and equipment, net	$2,690,102	$1,564,176

Depreciation expense was $448,363 and $216,508 for the years ended December 31, 2004, and 2003, respectively. Machinery and equipment includes equipment under capital lease with a net book value of $215,955 and $258,652 as of December 31, 2004, and 2003, respectively.

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUALS

Accounts payable and accruals consist of the following at December 31, 2004, and 2003:

	2004	2003
Accounts payable	$2,145,642	$1,262,819
Accrued salaries and related taxes	1,106,758	1,385,570
Accrued compensated absences	526,981	501,636

	$3,779,381	$3,150,025

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 9 - LINE OF CREDIT

The line of credit at December 31, 2004, and 2003, is summarized as follows:

	2004	2003
$6,000,000 line of credit; variable amount payable monthly; due July 2005, interest at one month LIBOR plus 2.7% (5.12% at December 31, 2004); secured by all Company assets.(1)	$4,578,641	$722,742

(1)	Equipment, furniture, fixtures, receivables, contract rights, inventory, materials, work in progress, chattel paper, general intangibles, rights to payments, and all other property and the proceeds thereof, less certain contracts enumerated in the loan document.

NOTE 10 - LONG TERM DEBT

Long-term debt at December 31, 2004, and 2003, is summarized as follows:

	2004	2003
Note payable to a financial institution, interest at a fixed rate of 1.9%, principal and interest of $1,981 payable monthly, repaid in March 2004.	$—	$5,852
Note payable to an auto dealership, interest at a fixed rate of 1.9%, principal and interest of $399 payable monthly through November 2006; secured by a vehicle.	8,950	13,521
Note payable to an auto dealership, interest at a fixed rate of 1.9%, principal and interest of $399 payable monthly through November 2006; secured by a vehicle.	8,950	13,521
Note payable to a financial institution, interest at a fixed rate of 6.0%, principal and interest of $1,045 payable monthly through June 2006; secured by a vehicle.	17,917	—
Note payable to a financial institution, payable in monthly principal installment of $5,015 plus interest at LIBOR plus 2.5% (4.92% at December 31, 2004), through March 2007; secured by software.	130,359	—

	166,176	32,894
Less current maturities	(81,233)	(14,995)

Long-term debt, net of current portion	$84,943	$17,899

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 10 - LONG TERM DEBT (CONTINUED)

Future principal payments on debt are as follows:

2005	$81,233
2006	74,899
2007	10,044

$166,176

NOTE 11 - CAPITAL LEASE OBLIGATION

In March 2002, the Company entered into a capital lease to acquire manufacturing equipment costing $80,000. The capital lease obligation bears interest at the rate of 8.83% per annum and requires monthly payments of $1,654 including principal and interest through February 2007. The outstanding balance of the capital lease as of December 31, 2004, and 2003, is $40,073 and $55,390, respectively. The net book value of the leased equipment is $47,619 and $59,048 as of December 31, 2004, and 2003, respectively.

In June 2003, the Company entered into a capital lease to acquire manufacturing equipment costing $217,750. The capital lease obligation bears interest at the rate of 3.99% per annum and requires monthly payments of $2,965 including principal and interest through May 2010. The outstanding balance of the capital lease as of December 31, 2004, and 2003, is $173,316 and $201,163, respectively. The net book value of the leased equipment is $168,336 and $199,604 as of December 31, 2004, and 2003, respectively.

The assets and liabilities under capital leases are recorded at the lower of present value of the minimum lease payments or fair value of the assets. The assets are depreciated over their estimated productive lives. Amortization expense is included in depreciation expense.

The future minimum lease payments and present value of lease payments at December 31, 2004, are as follows:

2005	$56,624
2006	56,624
2007	49,611
2008	35,584
2009	35,584
Thereafter	38,550

272,577
Less imputed interest	(59,188)

Total capital lease obligation	$213,389

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 12 - OPERATING LEASE AGREEMENTS

The Company leases building space and office equipment for various job sites. The leases are classified as operating leases. Annual rent payments for the years ended December 31, 2004, and 2003, were $236,085 and $154,081, respectively.

The Company also leases the facilities in which it operates in Florida, Georgia and Utah from related parties, which is further described in Note 15 to the financial statements.

NOTE 13 - PENSION PLAN

The Company has established a 401(k) defined contribution plan (the Plan) covering all full-time employees of the Company who have completed one month of service and are age eighteen or older, except employees who are covered by a collective bargaining agreement. Each year, employees may defer up to 100% of their annual compensation, subject to Internal Revenue Code limits. The Company matches 100% up to three percent of the participant’s compensation. The Company may also make discretionary profit sharing contributions to the Plan. There were no discretionary contributions to the Plan during the years ended December 31, 2004, and 2003.

The employer-matching portion of the plan for the years ended December 31, 2004, and 2003, was $352,086 and $304,609, respectively.

NOTE 14 - JOINT VENTURE

In July 2001, the Company entered into a joint venture agreement with Muskogee Metalworks to form the Muskogee Technology Joint Venture. The purpose of the joint venture is to perform an indefinite quantity contract for the United States Army for a wide variety of electromechanical assemblies. The joint venture also provides the opportunity to expand Muskogee Metalwork’s capabilities, labor categories, and experience as a government contractor. Forty-nine percent (49%) of the net profits earned by the joint venture will be distributed to MTI. The Company accrued $8,302 and $20,641 at December 31, 2004, and 2003, respectively, for its share of the undistributed profits of the joint venture. The Company also performed as a subcontractor to the joint venture entity and recorded approximately $165,299 and $102,000 in contract revenue for the years ended December 31, 2004, and 2003, respectively.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 15 - RELATED PARTY TRANSACTIONS

Building Lease

On January 1, 2004, the Company renewed an existing lease agreement with its shareholders to lease the facilities in which the Company operates in Florida. The lease was originally entered into on January 1, 2002. The monthly lease expense is $66,042, for a period of one year, with four one-year renewal options. Rent expense for these facilities totaled $792,504 during the years ended December 31, 2004, and 2003.

On January 1, 2003, the Company entered into a lease agreement with Baha Florida Investments, LLC, a corporation owned by its shareholders and Chief Executive Officer to lease the facilities in which the Company operates in Georgia. The monthly lease expense is $10,000, for such time as is agreeable to both parties; termination of the agreement must be preceded by written notice no less than 120 days in advance. Rent expense for this facility totaled $120,000 during the year ended December 31, 2004, and 2003, respectively.

On March 1, 2003, the Company entered into a lease agreement with Baha Florida Investments, LLC, to lease the facilities in which the Company operates in Utah. The monthly lease expense is $11,250, for such time as is agreeable to both parties; termination of the agreement must be preceded by written notice no less than 120 days in advance. Rent expense for this facility totaled $135,000 and $90,000 during the years ended December 31, 2004, and 2003, respectively.

Total Parts Plus, Inc. Contract Activity

In 2004, the Company entered into multiple agreements with Total Parts Plus, Inc. (TPP) which is owned by the shareholders and various employees of the Company. The contracts were to provide engineering services for product development and enhancement, certain administrative oversight and purchasing functions, general liability and property insurance, information technology management, rent and utilities. Total revenues earned under this contract were $363,291 during the year ended December 31, 2004. All service agreements were terminated or cancelled in October, 2004 except for information technology management and rent. In addition, the Company had a contract with TPP for the exclusive production of the Actigraph product during the first quarter of 2004. Revenues earned under this contract were $92,125 during the year ended December 31, 2004.

In 2003, the Company had similar agreements with TPP. Revenue earned under the service contract was $675,000 during the year ending December 31, 2003. Revenue recognized under the production of this contract was $505,985 during the year ended December 31, 2003.

During the years ended December 31, 2004, and 2003, respectively the employees of TPP participated in the Company’s health insurance plan and 401K plan. Effective January 1, 2005, TPP employees no longer share these benefits with the Company and all contract activity, except the IT service contract and the relationship as disclosed in Note 18, ceased.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 15 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company had $133,408 and $650,822 of receivables with TPP as of December 31, 2004, and 2003, respectively.

Actigraph, LLC Contract Activity

In 2004 the Company’s stockholders along with other officers of the Company formed Actigraph, LLC (Actigraph) to market, sell and distribute the Actigraph product. The Actigraph is an activity monitor used to record physical activity primarily in medical studies. As a result the Company in the second quarter of 2004 distributed to its shareholders the cost of the internally developed software related the development of a new model of the product which totaled $186,826.

The Company continues to exclusively produce the monitor and recognized revenue relating to its production of $229,350 during the year ended December 31, 2004. In addition the Company also provided Actigraph management services, IT support, and building space on a contract basis. Revenue earned under this contract was $30,808 for the year ended December 31, 2004. The management services agreement was cancelled in October, 2004.

During the year ended December 31, 2004, Actigraph employees participated in the Company’s health insurance and 401K plan. Effective January 1, 2005, Actigraph employees no longer share these benefits and all contract activity with the exception of the IT service contract and production of the Actigraph by the Company ceased.

The Company had $13,947 of receivables with Actigraph as of December 31, 2004.

NOTE 16 - SELF INSURANCE

The Company has a self-insurance program for hospitalization and medical coverage for its employees. The Company limits its losses through the use of stop-loss policies from reinsurers. Specific individual losses for claims are limited to $50,000 per year. The Company’s aggregate annual loss limitation is based on a formula that considers, among other things, the total number of employees and is limited to $2,509,789 per year with a maximum annual reimbursement of $1,000,000. For December 31, 2004, and 2003, the Company paid $1,571,522 and $1,089,567, respectively, under the program. The Company received reinsurance proceeds from its stop-loss policy of $28,594 during the year ended December 31, 2004, which was accounted for as a reduction in expense.

The Company provides prescription drug charge coverage for its employees. The Company paid $392,737 and $309,803 for employee prescription drug charges during the years ended December 31, 2004, and 2003, respectively.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 17 - CONCENTRATIONS

Credit Risk

The Company maintains cash balances at several banks. Accounts at each institution are insured by the FDIC up to $100,000. At December 31, 2004, and 2003, the Company exceeded the FDIC insured limits at two banks by a total of $0 and $431,882, respectively, which is the Company’s exposure to credit loss if both banks were to cease to exist.

Major Customer

The Company received substantially all of its revenue from the United States Department of Defense as a Prime or Subcontractor.

NOTE 18 - COMMITMENTS

Effective January 1, 2005, a master agreement between the Company and TPP was executed. That agreement appoints the Company as the exclusive reseller of TPP’s products to government customers. It also allows the Company a right to extract data fields from TPP’s data and add such data fields to the Company’s databases. The Company agreed to pay TPP an annual license fee of $300,000 for the data. TPP agreed to pay a 25% sales price commission to the Company for all of the Company sales of TPP products. This agreement will remain in force for a period of 20 years.

Effective January 1, 2005, the Company executed new lease agreements with its shareholders and Baha Florida Investments, LLC which is owned by a shareholder of the Company and its Chief Executive Officer. The lease agreements are for property on which the Company operates in Florida, Utah and Georgia and are for the period from January 1, 2005, to December 31, 2009. All of the lease terms have the option to extend the leases for two additional 4 year terms. Minimum future rental payments under the leases are as follows:

2005	$1,003,992
2006	1,003,992
2007	1,003,992
2008	1,003,992
2009	1,003,992

$5,019,960

NOTE 19 - SUBSEQUENT EVENTS

On February 11, 2005, pursuant to a written consent dated December 27, 2004, the shareholders of the Company sold their stock to MTC Technologies, Inc. The shareholders of the Company who respectively served as Chairman of the Board, Secretary and Treasurer, as well as its Chief Executive Officer, resigned from the Board of Directors and as employees of the Company as of that date.

Manufacturing Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE 20 - BACKLOG (UNAUDITED)

At December 31, 2004, and 2003, the Company had backlog of approximately $36,620,000 and $27,000,000, respectively. Backlog represents the amount of revenue the Company expects to receive from uncompleted contracts in progress at year-end and from contractual agreements on which work has not yet begun.

NOTE 21 - RECLASSIFICATIONS

Certain amounts presented in the prior year have been reclassified in order to be consistent with the current year presentation.

Board of Directors

Manufacturing Technology, Inc.

Fort Walton Beach, Florida

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTAL INFORMATION

Our report on the audits of the financial statements of Manufacturing Technology, Inc. for December 31, 2004, and 2003, appears on page 1. Those audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements, and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

March 9, 2005

SUPPLEMENTAL INFORMATION

Manufacturing Technology, Inc.

SCHEDULE OF EARNINGS FROM CONTRACTS

Year Ended December 31, 2004

	Revenues Earned	Cost of Revenues Earned	Gross Profit
Completed Contracts
Manufacturing	$4,143,869	$2,532,558	$1,611,311
Engineering and advanced projects	9,195,682	8,266,372	929,310
Technical services	4,691,200	3,975,171	716,029

Total completed contracts	18,030,751	14,774,101	3,256,650

Contracts in Progress
Manufacturing	10,095,150	8,522,395	1,572,755
Engineering and advanced projects	4,979,545	4,461,564	517,981
Technical services	15,363,806	11,100,493	4,263,313

Total contracts in progress	30,438,501	24,084,452	6,354,049

	$48,469,252	$38,858,553	$9,610,699

See independent auditor’s

report on supplemental

information.

Manufacturing Technology, Inc.

SCHEDULE OF OPERATING EXPENSES

Years Ended December 31, 2004 and 2003

	2004	2003
Bank fees	$41,799	$27,789
Bad debt	3,466	47,734
Bonuses	1,116,005	652,226
Contributions	22,563	77,558
Depreciation	86,892	62,270
Dues and publications	21,922	19,048
Employee benefits	313,470	233,117
Information technology	32,250	86,611
Insurance	19,079	30,686
Management consultant	30,452	13,842
Marketing	143,991	136,787
Meals and entertainment	2,078	21,113
Miscellaneous	10,268	13,510
Postage and freight	32,373	21,453
Professional fees	65,088	101,516
Purchased services	63,005	49,417
Rental and lease expenses	141,450	784,118
Repairs and maintenance	80,266	92,858
Payroll taxes	173,163	155,041
Salaries	2,262,451	2,233,886
Supplies and small equipment	29,692	52,511
Taxes and licenses	282,947	198,357
Training	3,002	5,575
Travel/conferences/seminars	85,611	90,033
Utilities	140,559	107,922
Vacation/leave	170,055	153,067
Allocation to commercial services contract	(43,052)	(214,778)

Total operating expenses	$5,330,845	$5,253,267

See independent auditor’s

report on supplemental

information.